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                                                                       EXHIBIT 8


                              TELESCIENCES, INC.

                               October 19, 1999

Andrew P. Maunder

     Re: Amendment to Employment Agreement ("Employment Agreement") dated July 1, 1994 between Telesciences, Inc. (the "Company") and Andrew P. Maunder ("APM")
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Dear Mr. Maunder:

     In connection with the execution by the Company of an Agreement and Plan of Merger dated as of October 14, 1999 by and among the Company, EDB Business Partner ASA ("EDB") and a subsidiary of EDB (the "Merger Agreement"), the Company and APM are hereby agreeing to amend the Employment Agreement as follows:

     1. Upon Completion of the Offer (as that phrase is defined in the Merger Agreement), APM's employment with the Company shall terminate and APM shall be paid $100,000 in cash on such date and an additional $100,000 in twelve equal monthly installments of $8,333.33 commencing thirty days after the Completion of the Offer.

     2. For a period of twelve months, APM shall be entitled to the health insurance, dental insurance, life insurance, and other benefits (excluding any automobile allowance) provided to Company executives as identified on Exhibit B to the Disclosure Schedule to the Merger Agreement.

     3. All references to six months in Sections 6(b), (c) and (d) of the Employment Agreement shall be changed hereby to twelve months.

     Please sign below to confirm your agreement to the foregoing.

                                       Very truly yours,

                                       TELESCIENCES, INC.


                                       By: /s/ C. Thomas Faulders
                                           -------------------------------------
                                            Name:  C. Thomas Faulders III
                                            Title: Chairman of the Board

AGREED TO:


/s/ Andrew P. Maunder
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Andrew P. Maunder